                                                                      EXHIBIT 12

                       STATEMENT OF COMPUTATION OF RATIO
                          OF EARNINGS TO FIXED CHARGES
                         (In thousands, except ratios)


                                              Nine Months
                                               August 31,                 Years Ended November 30,
                                           ------------------    -----------------------------------------------
                                            2000       1999       1999       1998     1997      1996       1995
                                           -------    -------    -------   -------  --------  --------   --------
EARNINGS
  Pretax Income (Loss) ................   $186,553   $127,642   $226,869   $146,567  $ 91,030  $(95,744)  $ 45,459
                                          --------   --------   --------   --------  --------  --------   --------

    Less undistributed income
      of unconsolidated joint
      ventures ........................        646        325        712        757        --        --         --
                                          --------   --------   --------   --------  --------  --------   --------
  Pretax income as adjusted ...........   $187,199   $127,967   $227,581   $147,324  $ 91,030  $(95,744)  $ 45,459

  Add:
    Interest incurred .................     80,330     63,747     90,137     62,638    59,438    72,074     73,008
    Distributions on mandatorily
      redeemable preferred securities..     11,385     11,385     15,180      6,072        --        --         --
    Portion of rent expenses
      considered to be interest .......      8,754      7,514     10,297      7,206     5,758     3,830      3,190
    Amortization of previously
      capitalized interest ............     28,362     27,924     44,258     30,752    25,480    24,893     18,508

  Deduct:
    Interest capitalized ..............    (45,897)   (35,439)   (49,701)   (30,958)  (22,639)  (26,937)   (37,128)
                                          --------   --------   --------   --------  --------  --------   --------
                                          $270,133   $203,098   $337,752   $223,034  $159,067  $(21,884)  $103,037
                                          ========   ========   ========   ========  ========  ========   ========
  Fixed Charges:
    Interest incurred..................   $ 80,330   $ 63,747   $ 90,137   $ 62,638   $59,438   $72,074   $ 73,008
    Distributions on mandatorily
      redeemable preferred securities..     11,385     11,385     15,180      6,072        --        --         --
    Portion of rent expense considered
      to be interest ..................      8,754      7,514     10,297      7,206     5,758     3,830      3,190
                                          --------   --------   --------   --------  --------  --------   --------
                                          $100,469   $ 82,646   $115,614   $ 75,916  $ 65,196  $ 75,904   $ 76,198
                                          --------   --------   --------   --------  --------  --------   --------
Ratio of earnings to fixed charges ....       2.69x     2.46x       2.92x      2.94x     2.44x       --       1.35x
                                          ========   ========   ========   ========  ========  ========   ========


        For purposes of calculating the ratio of earnings to fixed charges, earnings are computed by adding fixed charges (except capitalized interest) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures.) Fixed charges consist of interest expense plus capitalized interest and the portion of rental expense considered to be interest. Since July 7, 1998, fixed charges have also included distributions on mandatorily redeemable preferred securities.

        In computing the ratio of earnings to fixed charges, interest expense excludes interest incurred by the Company's wholly owned limited purpose financing subsidiaries with respect to their outstanding collateralized mortgage obligations. If interest on such collateralized mortgage obligations were included, earnings for the year ended November 30, 1996 would have been inadequate to cover fixed charges by $97.8 million, while the ratio of earnings to fixed charges for the nine months ended August 31, 2000 and 1999 and the years ended November 30, 1999, 1998, 1997, and 1995 would have been 2.65x, 2.39x, 2.84x, 2.78x, 2.29x and 1.31x, respectively.

     The amount of earnings used in the calculation of the ratio of earnings to fixed charges for the year ended November 30, 1996 includes the $170.8 million pretax non-cash charge for impairment of long-lived assets recorded by KB Home in the second quarter of 1996. If the non-cash charge for impairment of long-lived assets were excluded, the ratio of earnings to fixed charges for the year ended November 30, 1996 would have been 1.96x.

     The amount of earnings used in the calculation of the ratio of earnings to fixed charges for the nine months ended August 31, 1999 and the year ended November 30, 1999 includes the $18.2 million pretax secondary marketing trading loss recorded by KB Home in the third quarter of 1999. If the secondary marketing trading loss were excluded, the ratio of earnings to fixed charges would have been 2.68x for the nine months ended August 31, 1999 and 3.08x for the year ended November 30, 1999. If the secondary marketing trading loss were excluded but interest on the collateralized mortgage obligations of KB Home's limited purpose financing subsidiaries were included, the ratio of earnings to fixed charges would have been 2.60x for the nine months ended August 31, 1999 and 2.99x for the year ended November 30, 1999.

     The amount of earnings used in the calculation of the ratio of earnings to fixed charges for the nine months ended August 31, 2000 includes the $39.6 million French IPO gain recorded by KB Home in the first quarter of 2000. If the French IPO gain were excluded, the ratio of earnings to fixed charges would have been 2.29x. If the French IPO gain were excluded but interest on the collateralized mortgage obligations of KB Home's limited purpose financing subsidiaries were included, the ratio of earnings to fixed charges would have been 2.27x for the nine months ended August 31, 2000.

     Earnings for the year ended November 30, 1996 were inadequate to cover fixed charges by $97.8 million.

                STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                         (In thousands, except ratios)

                                             Nine Months
                                               Ended
                                             August 31,                          Years Ended November 30,
                                        -------------------     ---------------------------------------------------------
                                         2000        1999         1999        1998        1997        1996         1995
                                         ----        ----         ----        ----        ----        ----         ----
Earnings
  Pretax Income (Loss)................  186,553     127,642     $226,869    $146,567    $ 91,030    $(95,744)    $ 45,459

    Less undistributed income of
      unconsolidated joint ventures...      646         325          712         757          --          --           --
                                       --------    --------     --------    --------    --------    --------     --------
    Pretax income as adjusted.........  187,199     127,967     $227,581    $147,324    $ 91,030    $(95,744)    $ 45,459

    Add:
      Interest incurred...............   80,330      63,747       90,137      62,638      59,438      72,074       73,008
      Distributions on mandatorily
       redeemable preferred securities   11,385      11,385       15,180       6,072          --          --           --
      Portion of rent expenses
        considered to be interest...      8,754       7,514       10,297       7,206       5,758       3,830        3,190
      Amortization of previously
        capitalized interest........     28,362      27,924       44,258      30,752      25,480      24,893       18,508

    Deduct:
      Interest capitalized............  (45,897)    (35,439)     (49,701)    (30,958)    (22,639)    (26,937)     (37,128)
                                       --------    --------     --------    --------    --------    --------     --------
                                       $270,133    $203,098     $337,752    $223,034    $159,067    $(21,884)    $103,037
                                       ========    ========     ========    ========    ========    ========     ========

    Fixed Charges:
      Preferred dividends (pre-tax
        effect)....................... $     --    $     --     $     --    $     --    $     --    $  7,719     $ 15,438
      Interest incurred...............   80,330      63,747       90,137      62,638      59,438      72,074       73,008
      Distributions on mandatorily
       redeemable preferred securities   11,385      11,385       15,180       6,072          --          --           --
      Portion of rent expenses
        considered to be interest.....    8,754       7,514       10,297       7,206       5,758       3,830        3,190
                                       --------    --------     --------    --------    --------    --------     --------
                                        100,469      82,646     $115,614    $ 75,916    $ 65,196    $ 83,623     $ 91,636
                                       ========    ========     ========    ========    ========    ========     ========
  Ratio of earnings to fixed charges..     2.69x       2.46x        2.92x       2.94x       2.44x         --         1.12x
                                       ========    ========     ========    ========    ========    ========     ========

     For purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, earnings are computed by adding fixed charges (except capitalized interest and the effect of preferred stock dividends) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures). Fixed charges consist of interest expense plus capitalized interest and the portion of rental expense considered to be interest. Since July 7, 1998, fixed charges have also included distributions on mandatorily redeemable preferred securities. Prior to April 1, 1996, fixed charges included the effect of preferred stock dividends on KB Home's Series B Mandatory Conversion

Premium Dividend Preferred Stock. On April 1, 1996, all shares of KB Home's only outstanding series of preferred stock, the Series B Mandatory Conversion Premium Dividend Preferred Stock, were mandatorily converted to shares of common stock and no future preferred stock dividends will be paid or are payable with respect to such preferred stock.

     In computing the ratio of earnings to combined fixed charges and preferred stock dividends, interest expense excludes interest incurred by KB Home's wholly owned limited purpose financing subsidiaries with respect to their outstanding collateralized mortgage obligations. If interest on such collateralized mortgage obligations were included, earnings for the year ended November 30, 1996 would have been inadequate to cover combined fixed charges and preferred stock dividends by $105.5 million, while the ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended August 31, 2000 and 1999 and the years ended November 30, 1999, 1998, 1997 and 1995 would have been 2.65x, 2.39x, 2.84x, 2.78x, 2.29x and 1.11x respectively.

     The amount of earnings used in the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends for the year ended November 30, 1996 includes the $170.8 million pretax non-cash charge for impairment of long-lived assets recorded by KB Home in the second quarter of 1996. If the non-cash charge for impairment of long-lived assets were excluded, the ratio of earnings to combined fixed charges and preferred stock dividends for the year ended November 30, 1996 would have been 1.78x.

     The amount of earnings used in the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended August 31, 1999 and the year ended November 30, 1999 includes the $18.2 million pretax secondary marketing trading loss recorded by KB Home in the third quarter of 1999. If the secondary marketing trading loss were excluded, the ratio of earnings to combined fixed charges and preferred stock dividends would have been 2.68x for the nine months ended August 31, 1999 and 3.08x for the year ended November 30, 1999. If the secondary marketing trading loss were excluded but interest on the collateralized mortgage obligations of KB Home's limited purpose financing subsidiaries were included, the ratio of earnings to combined fixed charges and preferred stock dividends would have been 2.60x for the nine months ended August 31, 1999 and 2.99x for the year ended November 30, 1999.

     The amount of earnings used in the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended August 31, 2000 includes the $39.6 million French IPO gain recorded by KB Home in the first quarter of 2000. If the French IPO gain were excluded, the ratio of earnings to combined fixed charges and preferred stock dividends would have been 2.29x for the nine months ended August 31, 2000. If the French IPO gain were excluded but interest on the collateralized mortgage obligations of KB Home's limited purpose financing subsidiaries were included, the ratio of earnings to combined fixed charges and preferred stock dividends would have been 2.27x for the nine months ended August 31, 2000.

     Earnings for the year ended November 30, 1996 were inadequate to cover combined fixed charges and preferred stock dividends by $105.5 million.